Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Inna Vyadro	Paul Brauneis
Director of Investor Relations	Chief Financial Officer
Avici Systems	Avici Systems
978-964-2000	978-964-2000
ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Second Quarter 2003 Results

Revenues Increase 5% year over year, 29% Sequentially; Loss Narrows

North Billerica, MA, July 24, 2003 — Avici Systems Inc. (NASDAQ: AVCI), today reported its second quarter results for the period ended June 30, 2003.

Gross revenue for the second quarter ended June 30, 2003 was $9.8 million compared to $9.3 million for the comparable three month period ended June 30, 2002, a 5% increase, and $7.6 million in the preceding March 2003 quarter, a sequential quarterly increase of 29%. Revenue, net of common stock warrant discount, for the June 2003 quarter was $9.0 million, compared to $8.5 million for the same period last year, and $6.8 million in the March 2003 quarter.

GAAP net loss for the second quarter ended June 30, 2003 was $11.3 million, or $0.92 per share compared to a GAAP net loss of $15.0 million, or $1.21 per share in the prior year’s second quarter. GAAP net loss for the 2003 and 2002 second quarter periods includes $1.1 million and $1.9 million, respectively, for non-cash equity based charges, namely common stock warrant discount and stock based compensation, offset by credits of $0.8 million and $1.7 million, respectively, in the 2003 and 2002 second quarters, resulting from the utilization of certain inventory previously written off.

Gross revenue for the six months period ended June 30, 2003 was $17.4 million, compared with $18.6 million for the six months ended June 30, 2002. Revenue, net of common stock warrant discount, for those periods was $15.8 million and $16.9 million, respectively.

GAAP net loss for the six months ended June 30, 2003 was $24.0 million, or $1.95 per share, compared to a GAAP net loss of $32.7 million or $$2.63 per share for the same period last year.

Cash, marketable securities and long-term investments totaled $103.5 million at June 30, 2003.

“We are pleased with our revenue growth and our bottom line improvements this quarter,” said Steve Kaufman, President and CEO. “We continued to execute on broadening our product line and our channel relationships to fuel future growth.”

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is 888-273-9889. A replay of the conference call will be available after 1 PM. Replay information will be available at 800-745-6701, access code: 691453. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, timely product development and enhancement, intensity of competition of other vendors, technological changes and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Product	$8,827	$8,222	$15,490	$16,658
Service	1,020	1,122	1,947	1,913

Total gross revenue	9,847	9,344	17,437	18,571
Less – Common stock warrant discount – Product	(817)	(816)	(1,634)	(1,633)

Net revenue	9,030	8,528	15,803	16,938

Cost of revenue – Product	2,899	3,345	6,160	8,804
Cost of revenue – Service	737	453	1,499	896

Total cost of revenue	3,636	3,798	7,659	9,700

Gross margin	5,394	4,730	8,144	7,238

Operating expenses:
Research and development (1)	12,725	14,178	24,066	28,591
Sales and marketing (1)	2,671	3,811	5,472	7,507
General and administrative (1)	1,588	1,968	3,129	3,848
Stock-based compensation	286	1,116	738	2,460

Total operating expenses	17,270	21,073	33,405	42,406

Loss from operations	(11,876)	(16,343)	(25,261)	(35,168)
Interest income, net	563	1,038	1,248	2,140
Other Income	—	285	—	285

Net loss	$(11,313)	$(15,020)	$(24,013)	$(32,743)

Net loss per basic and diluted share	$(0.92)	$(1.21)	$(1.95)	$(2.63)

Weighted average common shares used in computing basic and diluted net loss per share	12,269,962	12,455,082	12,305,437	12,447,007

(1) Excludes non-cash, stock-based compensation, as follows:
Research and development	$159	$669	$435	$1,498
Sales and marketing	73	222	161	478
General and administration	54	225	142	484

	$286	$1,116	$738	$2,460

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Product	$8,827	$8,222	$15,490	$16,658
Service	1,020	1,122	1,947	1,913

Total gross revenue	9,847	9,344	17,437	18,571
Cost of revenue – Product	3,676	5,041	6,937	10,500
Cost of revenue – Service	737	453	1,499	896

Total cost of revenue	4,413	5,494	8,436	11,396

Gross margin	5,434	3,850	9,001	7,175

Operating expenses:
Research and development	12,725	14,178	24,066	28,591
Sales and marketing	2,671	3,811	5,472	7,507
General and administrative	1,588	1,968	3,129	3,848

Total operating expenses	16,984	19,957	32,667	39,946

Loss from operations	(11,550)	(16,107)	(23,666)	(32,771)
Interest income, net	563	1,038	1,248	2,140

Non-GAAP net loss	$(10,987)	$(15,069)	$(22,418)	$(30,631)

Non-GAAP net loss per basic and diluted share	$(0.90)	$(1.21)	$(1.82)	$(2.46)

Weighted average common shares used in computing basic and diluted net loss per share	12,269,962	12,455,082	12,305,437	12,447,007

Note 1 – the above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2003 and June 30, 2002 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and stock based compensation, as well as credits resulting from utilization of excess inventory and gain from insurance settlement. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating results.

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Non-GAAP net loss	$(10,987)	$(15,069)	$(22,418)	$(30,631)
Common stock warrant discount	(817)	(816)	(1,634)	(1,633)
Non-cash stock based compensation	(286)	(1,116)	(738)	(2,460)
Utilization of excess inventory	777	1,696	777	1,696
Gain from insurance settlement	—	285	—	285

GAAP net loss	$(11,313)	$(15,020)	$(24,013)	$(32,743)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2003	December 31, 2002
	(unaudited)
Assets
Cash and marketable securities	$63,068	$82,832
Inventories, net	887	1,147
Trade accounts receivable, net	8,720	2,593
Other current assets	908	1,364

Total current assets	73,583	87,936
Long-term investments	40,477	42,257
Property and equipment, net	18,806	27,438
Other assets	523	523

Total assets	$133,389	$158,154

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$13,842	$12,531
Deferred revenue	6,849	9,973
Current portion of capital lease obligations	287	707
Long-term liabilities	—	46
Stockholders’ equity	112,411	134,897

Total liabilities and stockholders’ equity	$133,389	$158,154

December 31, 2002 amounts are derived from audited financial statements.